UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2024 (January 31, 2024)

CLARIVATE PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands

(State or other jurisdiction of incorporation or organization)

001-38911	N/A
(Commission File Number)	(I.R.S Employer Identification No.)

70 St. Mary Axe

London EC3A 8BE
United Kingdom

(Address of Principal Executive Offices)(Zip Code)

(Registrant’s Telephone Number, Including Area Code (44) 207-433-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares	CLVT	New York Stock Exchange
5.25% Series A Mandatory Convertible Preferred Shares, no par value	CLVT PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement

On January 31, 2024, Clarivate Plc’s direct and indirect subsidiaries that are borrowers or guarantors under the Credit Agreement dated as of October 31, 2019 (as amended, restated, supplemented or modified prior to the Amendment, the “Existing Credit Agreement”, and as amended by the Amendment, the “Credit Agreement”) entered into an amendment thereto (the “Amendment”), which provided for (i) a new $2,150,000,000 tranche of term loans maturing in 2031 (the “Refinancing Term Loans”), (ii) an extension of the maturity date for the existing revolving credit facility to January 31, 2029, subject to a “springing” maturity date that is 91 days prior to the maturity date of (x) the 4.50% senior secured notes due 2026 issued by Camelot Finance S.A and (y) the 3.875% senior secured notes due 2028 issued by Clarivate Science Holdings Corporation (but only to the extent such senior secured notes have not, prior thereto, been refinanced or extended to have a maturity date of no earlier than 91 days after January 31, 2029) and (iii) certain other amendments as set forth in Exhibit 10.1 to this Current Report on Form 8-K. The Refinancing Term Loans amortize in equal quarterly installments equivalent to a rate of 1.00% per annum, and the first installment is payable on the last business day of June 2024. The Refinancing Term Loans have an interest rate equal to (x) Term SOFR (as defined in the Credit Agreement) for the interest period elected by the borrowers plus 2.75% per annum, in the case of Refinancing Term Loans that are Term SOFR loans, and (y) ABR (as defined in the Credit Agreement) plus 1.75% per annum, in the case of Refinancing Term Loans that are ABR loans. Proceeds of the Refinancing Term Loans were used to refinance all outstanding term loans under the Existing Credit Agreement (including payment of fees, commissions and expenses associated therewith). US dollar-denominated loans drawn under the extended revolving credit facility will have an interest rate as set forth in the Existing Credit Agreement (other than with respect to the removal of the Term SOFR Adjustment (as defined in the Existing Credit Agreement).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.  Regulation FD Disclosure.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01. A copy of Clarivate Plc’s press release dated February 1, 2024 announcing the Amendment is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

No.	Description
10.1	Amendment No. 6 dated as of January 31, 2024 to Credit Agreement dated as of October 31, 2019
99.1	Press Release dated February 1, 2024
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CLARIVATE PLC

Date: February 1, 2024	By:	/s/ Jonathan Collins
	Name:	Jonathan Collins
	Title:	Executive Vice President & Chief Financial Officer